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                                                               EXHIBIT (i)(2)

[Dechert LLP Letterhead]

February 24, 2006

ING Mayflower Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034


Re: ING Mayflower Trust
    Securities Act Registration No. 033-67852
    Investment Company Act File No. 811-07978


Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 63 to the Registration Statement of ING Mayflower Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


Very truly yours,

/s/ Dechert LLP